First Western Financial, Inc. Announces Executive Promotions
DENVER, August 28, 2023 -- First Western Financial, Inc. (NASDAQ: MYFW) (the “Company”), the holding company for First Western Trust (the “Bank”), today announced the following executive promotions effective October 1, 2023:
•Julie Courkamp, Chief Financial Officer and Chief Operating Officer of the Company, has been promoted to President and Chief Operating Officer of the Bank, and will continue to serve as Chief Operating Officer of the Company
•David Weber, Director of Finance and Treasury, has been promoted to Chief Financial Officer and Treasurer of the Company and the Bank, reporting to Mrs. Courkamp
“We are very pleased to announce the promotions of Julie and David, which reflect their exceptional performance and leadership,” said Scott C. Wylie, Chairman and CEO of First Western. “The elevation of Julie to President of the Bank reflects the significant role she has played in building our franchise and the broad skill set, experience, and expertise that she brings to the organization. David has been an extremely valuable member of our finance department for several years and is well prepared to take on the responsibilities of Chief Financial Officer and Treasurer. When Julie was appointed Chief Operating Officer in early 2022, we anticipated eventually separating the CFO and COO positions and we believe that now is the appropriate time to do so. David’s promotion to CFO will enable Julie to take on a broader scope of responsibilities as President and Chief Operating Officer of the Bank, which we believe will be beneficial to our ability to continue executing on our strategies for generating profitable growth and enhancing the long-term value of our franchise.”
Mr. Weber joined First Western in March 2018 as Treasury Manager, was promoted to Finance and Treasury Manager in May 2019, and then Director of Finance and Treasury in August 2021.

As Director of Finance and Treasury at First Western, Mr. Weber oversees the FP&A, Treasury, Corporate Development, Mortgage Secondary Marketing, and Compensation functions. Prior to joining First Western, Mr. Weber served in various Finance positions over nine years at Fifth Third Bank including Vice President, Senior Capital Planning Manager, where he led the execution of the Company’s semiannual stress tests. Mr. Weber has a Master of Science degree in Accountancy from the Gies College of Business at the University of Illinois and a Bachelor of Science degree in Business from the Farmer School of Business at Miami University.
About First Western Financial, Inc.
First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming, California, and Montana. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the Nasdaq Global Select Market under the symbol “MYFW.” For more information, please visit www.myfw.com.
Forward-Looking Statements
Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “position,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the lack of soundness of other financial institutions or financial market utilities may adversely affect the Company; the Company’s ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions; financial institutions are interrelated because of trading, clearing, counterparty or other relationships; defaults by, or even rumors or questions about, one or more financial institutions or financial market utilities, or the financial services industry generally, may lead to market-wide liquidity problems and losses of client, creditor and counterparty confidence and could lead to losses or defaults by other financial institutions, or the Company; integration risks and projected cost savings in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:
Financial Profiles, Inc.
Tony Rossi
310-622-8221
MYFW@finprofiles.com
IR@myfw.com